EXHIBIT 99.1

Akorn Updates Form S-8 Status by Filing Form 10-Q’s for First, Second and Third Quarters of 2015

LAKE FOREST, Ill., June 02, 2016 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX), a leading specialty generic pharmaceutical company, today announced that it has filed quarterly reports on Forms 10-Q with the Securities and Exchange Commission (SEC) for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015.  The quarterly financial results that are included in the individual Forms 10-Q were previously filed by the Company in its comprehensive Form 10-K for the fiscal year 2015 that was filed with the SEC on May 10, 2016. The individual Forms 10-Q were filed solely in order to make effective the Company’s Registration Statement on Form S-8, on which the Company’s securities offered under its employee benefit plan are registered.

About Akorn, Inc.
Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Investors/Media:
Stephanie Carrington
ICR, Inc.
(646) 277-1282
Stephanie.carrington@icrinc.com